Exhibit 32.2

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of NiSource Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen P. Smith, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen P. Smith
Stephen P. Smith
Executive Vice President and Chief Financial Officer

Date: July 31, 2012